Exhibit 10.21

Five9, Inc.
Performance –Based Restricted Stock Unit Grant Notice
2014 Equity Incentive Plan
Five9, Inc. (the “Company”) hereby awards to Participant the number of performance-based restricted stock units (“PRSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Performance-Based Restricted Stock Unit Grant Notice (the “Notice”), the 2014 Equity Incentive Plan (the “Plan”) and the Performance-Based Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.
Participant:
Date of Grant:
Performance Period:     January 1, 2023 – December 31, 2025
Target Number of PRSUs:
Maximum Number of PRSUs:

Vesting Schedule:
(a)Subject to the conditions in paragraph (b) and Exhibit A to the Award Agreement, between 0% and 200% of the PRSUs will be earned and vest on the based on the achievement of the Vesting Criteria (as defined in Exhibit A to the Award Agreement) approved by the Committee on or before the Date of Grant as set forth on Exhibit A to the Award Agreement as follows:
(i)Up to 1/3 of the Target Number of PRSUs will be eligible to vest based on achievement of the Vesting Criteria for the period from January 1, 2023 through December 31, 2023 (the “First Measurement Period”), with any fractional shares being rounded down to the nearest whole share and any amounts achieved above 100% of the target level in the First Measurement Period being eligible for vesting following the Third Measurement Period (as defined below);
(ii)Up to 1/3 of the Target Number of PRSUs will be eligible to vest based on achievement of the Vesting Criteria for the period from January 1, 2024 through December 31, 2024 (the “Second Measurement Period”), with any fractional shares being rounded down to the nearest whole share and any amounts achieved above 100% of the target level in the Second Measurement Period being eligible for vesting following the Third Measurement Period; and
(iii)Up to 1/3 of the Target Number of PRSUs will be eligible to vest based on achievement of the Vesting Criteria for the period from January 1, 2025 through December 31, 2025 (the “Third Measurement Period”, together with the First Measurement Period and the Second Measurement Period, the “Performance Period” and each a “Measurement Period”).
(iv)To the extent that the actual achievement of the Vesting Criteria is greater than the target performance level in any Measurement Period, up to 100% of the difference between (A) 1/3 of the Maximum Number of PRSUs minus (B) 1/3 the Target Number of PRSUs will be eligible to vest based on achievement of the Vesting Criteria for the applicable Measurement Period.
(v)Each installment of PRSUs that vests hereunder is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).
(b)The vesting of the PRSUs is contingent upon:
(i)a determination by the Committee that the Vesting Criteria have been satisfied and the PRSUs have been earned for the applicable Measurement Period; and
(ii)for PRSUs that vest in accordance with:
2014 Equity Incentive Plan and Plan Prospectus available on Company’s intranet site: intranet.five9.com

(A)subparagraphs (i), (ii) and (ii) of paragraph (a), the Participant’s Continuous Service from the Date of Grant through the Determination Date (as defined in Exhibit A to the Award Agreement) for the applicable Measurement Period; or
(B)subparagraph (iv) of paragraph (a), the Participant’s Continuous Service from the Date of Grant through the Determination Date for the Third Measurement Period.
(c)Notwithstanding paragraphs (a) and (b) above, if (i) the Participant’s Continuous Service ends prior to the Determination Date for the Third Measurement Period due to the Participant’s death or Disability (as defined in the Plan) or (ii) a Change in Control occurs, vesting of the PRSUs will be as set forth in Sections 4(b) through (f) of Appendix A to the Award Agreement, as applicable.

Issuance Schedule:    Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each PRSU that vests at the time set forth in the Award Agreement, but in all cases within the “short term deferral” period determined under Treasury Regulations Section 1.409A-1(b)(4).
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement (including Exhibit A thereto), the Plan and the prospectus for the Plan. As of the Date of Grant, this Notice, the Award Agreement (including Exhibit A thereto) and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
Five9, Inc.    Participant:
By:
    Signature    Signature
Title:         Date:
Date:

2014 Equity Incentive Plan and Plan Prospectus available on Company’s intranet site: intranet.five9.com

Five9, Inc.
2014 Equity Incentive Plan
Performance-Based Restricted Stock Unit Agreement
Five9, Inc. (the “Company”) has awarded you a performance-based Restricted Stock Unit Award (the “Award”) that is subject to its 2014 Equity Incentive Plan (the “Plan”), the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Performance-Based Restricted Stock Unit Agreement (the “Agreement”), for the number of performance-based Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.
1.Grant of the Award. The Award represents your right to be issued on a future date one share of Common Stock for each performance-based Restricted Stock Unit that vests.
2.Vesting. Your performance-based Restricted Stock Units will vest as provided in the Grant Notice and Exhibit A to the Agreement. Except as otherwise provided in the Grant Notice or in Exhibit A to the Agreement, (i) vesting will cease on the termination of your Continuous Service and (ii) any performance-based Restricted Stock Units that have not vested (after taking into account any (A) acceleration that occurs on your termination or (B) potential vesting that could occur after your termination, as provided in the Grant Notice or Exhibit A to the Agreement) will be forfeited on the termination of your Continuous Service.
3.Adjustments to Number of PRSUs & Shares of Common Stock.
(a)The performance-based Restricted Stock Units subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.
(b)Any additional performance-based Restricted Stock Units and any shares, cash or other property that become subject to the Award will be subject, in a manner determined by the Board, to the terms of the Award, including the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other performance-based Restricted Stock Units and shares covered by your Award.
(c)You have no rights to be issued any fractional share of Common Stock or cash in lieu of such fractional share under this Award. Any fraction of a share will be rounded down to the nearest whole share.
4.Securities Law Compliance. You will not be issued any Common Stock underlying the performance-based Restricted Stock Units or other shares with respect to your performance-based Restricted Stock Units unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares underlying your performance-based Restricted Stock Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transferability. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the performance-based Restricted Stock Units or the shares in respect of your performance-based
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Restricted Stock Units. For example, you may not use shares that may be issued in respect of your performance-based Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse on delivery to you of shares in respect of your vested performance-based Restricted Stock Units.
(a)Death. Your performance-based Restricted Stock Units are not transferable other than by will and by the laws of descent and distribution. At your death, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, Common Stock or other consideration under this Award.
(b)Domestic Relations Orders. If you receive written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your performance-based Restricted Stock Units, in accordance with a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.
6.Date of Issuance.
(a)The issuance of shares in respect of the vested portion of performance-based Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. As a result, the shares will be issued no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d). Subject to the foregoing, unless otherwise determined by the Committee, the issuance of the shares underlying vested performance-based Restricted Stock Units will be delayed until the first business day on which such shares may be sold by you to satisfy the Company’s required tax withholding obligations.
(b)If the Company determines that it is necessary to comply with applicable tax laws, the shares will be issued no later than December 31 of the calendar year in which the shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
7.Dividends. You will receive no benefit or adjustment to your performance-based Restricted Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.
8.Restrictive Legends. The Common Stock issued with respect to your performance-based Restricted Stock Units will be endorsed with appropriate legends determined by the Company.
9.Award not a Service Contract. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your performance-based Restricted Stock Units or the issuance of the shares subject to your performance-based Restricted Stock Units), the Plan or any
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covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer on you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
10.Withholding Obligations.
(a)On each vesting date, and on or before the time you receive a distribution of the shares underlying your performance-based Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your performance-based Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) subject to the approval of the independent members of the Board, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your performance-based Restricted Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.
(c)If the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.Unsecured Obligation. Your Award is unfunded, and as a holder of vested performance-based Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. On such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its
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provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
12.Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given on receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.Miscellaneous.
(a)The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)You agree on request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(d)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
14.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment on a Resignation for Good Reason, or for a “constructive termination” or any similar term under any plan of or agreement with the Company. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
15.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will
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not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
16.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
17.Amendment. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.
18.Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made on the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
19.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.
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Exhibit A

Five9, Inc.
2014 Equity Incentive Plan

Performance-Based Restricted Stock Unit Award Vesting Criteria

The number of performance-based Restricted Stock Units (“PRSUs”) that may vest will be determined in accordance with the following criteria (the “Vesting Criteria”). Certain capitalized terms used herein have the meanings set forth in Section 5 of this Exhibit A to the Performance-Based Restricted Stock Unit Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Exhibit A to the Agreement but defined in the Plan, the Agreement or the Performance-Based Restricted Stock Unit Award Grant Notice (the “Grant Notice”) will have the same definitions as in the Plan, the Agreement or the Grant Notice.

1.Performance Period; Measurement Periods.
The overall performance period for the PRSUs shall be the period of time beginning January 1, 2023 and ending on December 31, 2025 (the “Performance Period”). During the Performance Period there will be three separate measurement periods of the Company’s TSR Percentile Rank (each, a “Measurement Period”). The start dates and end dates for the First Measurement Period, Second Measurement Period and Third Measurement Period are:

	First Measurement Period	Second Measurement Period	Third Measurement Period
Start Date	January 1, 2023	January 1, 2024	January 1, 2025
End Date	December 31, 2023	December 31, 2024	December 31, 2025

2.Target and Maximum Number of PRSUs.
The Target Number of PRSUs for each Measurement Period is equal to 1/3 of the Target Number of PRSUs specified in the Grant Notice (with the portions allocated to the First Measurement Period and Second Measurement Period rounded down to the nearest whole share and the portion allocated to the Third Measurement Period rounded up to the nearest whole share). The Maximum Number of PRSUs for each Measurement Period is equal to 1/3 of the Maximum Number of PRSUs specified in the Grant Notice (with the portions allocated to the First Measurement Period and Second Measurement Period rounded down to the nearest whole share and the portion allocated to the Third Measurement Period rounded up to the nearest whole share):

	First Measurement Period	Second Measurement Period	Third Measurement Period
Target Number of PRSUs
Maximum Number of PRSUs

3.Relative TSR Requirement.
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(a)As soon as practicable within the 60-day period following the last day of each Measurement Period, the Committee shall determine the applicable number of PRSUs that will vest based on the TSR Payout Percentage for the applicable Measurement Period. The date of the Committee’s determination and the date such vesting will occur is the “Determination Date.”
(b)As determined by the Committee on the Determination Date following the First Measurement Period, the number of PRSUs that will vest shall equal (i) the TSR Payout Percentage for the First Measurement Period (not to exceed 100%) multiplied by (ii) the Target Number of PRSUs for the First Measurement Period, with such number of PRSUs rounded down to the nearest whole unit. Such vested PRSUs will be settled in shares as soon as practicable thereafter, but in no event later than the time period set forth in Section 6 of the Agreement.
(c)As determined by the Committee on the Determination Date following the Second Measurement Period, the number of PRSUs that will vest shall equal (i) the TSR Payout Percentage for the Second Measurement Period (not to exceed 100%) multiplied by (B) the Target Number of PRSUs for the Second Measurement Period, with such number of PRSUs rounded down to the nearest whole unit. Such vested PRSUs will be settled in shares as soon as practicable thereafter, but in no event later than the time period set forth in Section 6 of the Agreement.
(d)As determined by the Committee on the Determination Date following the Third Measurement Period, the number of PRSUs that will vest shall equal the sum of the following (rounded up to the nearest whole unit):
(i)(A) the TSR Payout Percentage for the Third Measurement Period multiplied by (B) the Target Number of PRSUs for the Third Measurement Period, plus
(ii)In the event the TSR Payout Percentage for the First Measurement Period exceeds 100%, (A) the TSR Payout Percentage for the First Measurement Period multiplied by (B) the Target Number of PRSUs for the First Measurement Period, with the product of (A) and (B) being reduced by the number of PRSUs that previously vested pursuant to Section 3(b), plus
(iii) In the event the TSR Payout Percentage for the Second Measurement Period exceeds 100%, (A) the TSR Payout Percentage for the Second Measurement Period multiplied by (B) the Target Number of PRSUs for the Second Measurement Period, with the product of (A) and (B) being reduced by the number of PRSUs that previously vested pursuant to Section 3(c). Such vested PRSUs will be settled in shares as soon as practicable thereafter, but in no event later than the time period set forth in Section 6 of the Agreement.
(e)Notwithstanding anything to the contrary herein, (i) in no event shall the number of PRSUs that vest exceed the Maximum Number of PRSUs specified in the Grant Notice and (ii) in the event the Company’s TSR for any Measurement Period is negative, the TSR Payout Percentage used by the Committee to determine the number of PRSUs for such Measurement Period that will vest pursuant to Section 3(d) shall not exceed 100%.
(f)Any PRSUs that do not vest on the Determination Date following the Third Measurement Period shall immediately terminate and be forfeited.
4.Service Requirement.
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(a)Except as specifically provided in Section 4(b), (c) or (d) below, you must remain in Continuous Service through the Determination Date for the applicable Measurement Period in order for the applicable portion of the PRSUs specified in Section 3 to vest. Any PRSUs that vest upon a Determination Date shall be settled in shares as soon as practicable thereafter, but in no event later than the time period set forth in Section 6 of the Agreement.
(b)In the event your Continuous Service ends prior to the Determination Date for the Third Measurement Period due to your death, 100% of the PRSUs that are allocated to Measurement Periods that were incomplete on the date of such termination will have the opportunity to vest in accordance with Section 3 as if you had remained in Continuous Service until the Determination Date for each applicable Measurement Period; provided, however, that if the TSR Payout Percentage exceeded 100% for any Measurement Period completed prior to the date your Continuous Service ended, such that additional PRSUs could have vested pursuant to Sections 3(d)(ii) or (iii) if you had remained in Continuous Service until such time, such PRSUs shall be deemed immediately vested as of the date your Continuous Service ends due to your death and shall be settled in shares as soon as practicable thereafter, but in no event later than the time period set forth in Section 6 of the Agreement.
(c)In the event your Continuous Service is terminated by the Company prior to the Determination Date for the Third Measurement Period due to your Disability (as defined in the Plan), (i) 50% of the PRSUs that are allocated to Measurement Periods that were incomplete as of the date of such termination will have the opportunity to vest in accordance with Section 3 as if you had remained in Continuous Service until the Determination Date for each applicable Measurement Period, and (ii) the remaining 50% of the unvested PRSUs will be forfeited on the date of such termination; provided, however, that if the TSR Payout Percentage exceeded 100% for any Measurement Period completed prior to the date your Continuous Service ended, such that additional PRSUs could have vested pursuant to Sections 3(d)(ii) or (iii) if you had remained in Continuous Service until such time, 50% of such PRSUs shall be deemed immediately vested as of the date your Continuous Service ends due to your Disability and shall be settled in shares as soon as practicable thereafter, but in no event later than the time period set forth in Section 6 of the Agreement.
(d)Notwithstanding anything to the contrary in the Agreement, if a Change in Control occurs prior to the Determination Date for the Third Measurement Period and the PRSUs are not replaced with a Replacement Award, then all of the PRSUs for any incomplete Measurement Period shall immediately vest in the sum of the following amounts and shall be immediately settled in shares in connection with the Change in Control:
(i)the number of PRSUs determined based on the level of achievement of the Performance Goals for the portion of the Measurement Period in which the Change in Control occurs, prorated based on a fraction, the numerator of which is the number of days in the Measurement Period prior to the date of the Change in Control and the denominator of which is the total number of days in the Measurement Period, measured from the first day of such Measurement Period through the date of the Change in Control, calculated in accordance with Section 3, except using the date of the Change in Control as the last date of the Measurement Period and using the per share price paid to the Company’s shareholders in such Change in Control as the Ending Period Average Price for the Company for such Measurement Period,
(ii)the Target Number of PRSUs for any incomplete Measurement Periods, including a pro-rated portion of the Target Number of PRSUs for the Measurement Period in which the Change in Control occurs, pro-rated based on a fraction, the numerator of which is the number of days in the Measurement Period following the date of Change in Control and the denominator of which is the total number of days in the Measurement Period, measured
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for the portion of such Measurement Period beginning on the day immediately following the day the Change in Control occurs and ending on the last day of such Measurement Period, and
(iii)any portion of the PRSUs attributable to a TSR Payout Percentage in excess of 100% for any completed Measurement Period.
(e)If a Change in Control occurs prior to the Determination Date for the Third Measurement Period and the PRSUs are replaced with a Replacement Award, then the unvested portion of such Replacement Award shall immediately vest in full if you experience a Change in Control Termination (as defined in the Company’s 2019 Key Employee Severance Benefit Plan (the “KESP”)) and shall be paid to you within 10 days following the later of such Change in Control Termination or the Change in Control.
(f)If your employment with the Company is terminated prior to a Change in Control and prior to the Determination Date for the Third Measurement Period due to a Constructive Termination or a termination by the Company without Cause (each as defined in the KESP), and a Change in Control occurs within three months following such termination of employment, then all of the PRSUs for any Measurement Period that was incomplete at the time of such termination shall immediately vest upon the Change in Control in the following amounts, and such amounts will be paid to you within 10 days following the Change in Control:
(i)to the extent that such termination occurs in a Measurement Period that is (a) incomplete as of the date such termination occurs and (b) complete prior to the date of the Change in Control, then the number of PRSUs determined based on the level of achievement of the Performance Goals for such Measurement Period (if applicable);
(ii)the number of PRSUs determined based on the level of achievement of the Performance Goals for the portion of the Measurement Period in which the Change in Control occurs, prorated based on the fraction described in Section 4(d)(i), measured from the first day of such Measurement Period through the date of the Change in Control, calculated in accordance with Section 3, except using the date of the Change in Control as the last date of the Measurement Period and using the per share price paid to the Company’s shareholders in such Change in Control as the Ending Period Average Price for the Company for such Measurement Period,
(iii)the Target Number of PRSUs for any incomplete Measurement Periods, including a pro-rated portion of the Target Number of PRSUs for the Measurement Period in which the Change in Control occurs, prorated based on the fraction described in Section 4(d)(ii), measured for the portion of such Measurement Period beginning on the day immediately following the day the Change in Control occurs and ending on the last day of such Measurement Period, and
(iv)any portion of the PRSUs attributable to a TSR Payout Percentage in excess of 100% for any Measurement Period completed prior to such termination.
For the avoidance of doubt, if your employment is terminated due to a Constructive Termination or by the Company without Cause prior to a Change in Control, the unvested PRSUs shall remain outstanding for three months such that they may have an opportunity to vest in accordance with this Section if a Change in Control occurs within such time.
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5.Definitions. For purposes of this Award, the following definitions will apply:
(a)“Beginning Period Average Price” means the average closing price per share of the relevant company over the 30 consecutive trading days prior to the first day of the applicable Measurement Period.
(b)“Ending Period Average Price” means the average closing price per share of the company over the 30 consecutive trading days ending with and including the last day of the applicable Measurement Period.
(c)“Index Companies” means the companies that were included in the S&P Software & Services Select Industry Index on January 1, 2023. The Index Companies may be changed as follows: (i) in the event of a merger, acquisition or business combination transaction of an Index Company with or by another Index Company, the surviving entity shall remain an Index Company; (ii) in the event of a merger, acquisition, or business combination transaction of an Index Company with or by another company that is not an Index Company, or “going private transaction” where the Index Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be an Index Company; and (iii) in the event of a bankruptcy of an Index Company, such company shall remain an Index Company and its stock price will continue to be tracked for purposes of the TSR Percentile Rank, and if the company liquidates, it will remain an Index Company and its stock price will be reduced to zero for all remaining Measurement Periods in the Performance Period.
(d)“Replacement Award” means an award that (i) preserves the value of the PRSUs and has terms at least as favorable to you as the terms and conditions in effect immediately prior to the Change in Control; (ii) has a value at least equal to the sum of (1) the value of PRSUs determined at least at the Target level for the portion of any Measurement Periods that were incomplete at the time of the Change in Control, including a prorated number of PRUs for the portion of the Measurement Period in which the Change in Control occurs, prorated based on the fraction described in Section 4(d)(ii), measured from the day immediately following the day the Change in Control occurs and ending on the last day of such Measurement Period, (2) the value of any PRSUs that would have been earned based on the actual level at which the Performance Goals were satisfied for the portion of the Measurement Period in which the Change in Control occurs, prorated based on the fraction described in Section 4(d)(i), measured from the first day of such Measurement Period to the date of the Change in Control, calculated in accordance with Section 3, except using the date of the Change in Control as the last date of the Measurement Period and using the per share price paid to the Company’s shareholders in such Change in Control as the Ending Period Average Price for the Company for such Measurement Period, and (3) the value of any additional PRSUs (described in Sections 3(d)(ii) or (iii)) attributable to a TSR Payout Percentage in excess of 100% for any Measurement Period completed prior to the Change in Control; (iii) continues to comply with Treasury Regulations Section 1.409A-1(b)(4); and (iv) is subject to only time-based vesting.
(e)“TSR” means total shareholder return as determined by dividing (i) the sum of (A) the Ending Period Average Price minus the Beginning Period Average Price plus (B) all dividends and other distributions paid on the company’s shares during the applicable period by (ii) the Beginning Period Average Price, in each case adjusted for stock splits and other changes in capital structure. In calculating TSR, all dividends are assumed to have been reinvested in shares on the ex-dividend date. The Committee shall have the authority to make appropriate equitable adjustments to account for extraordinary, unusual and infrequently occurring events and transactions affecting the TSR.
(f)“TSR Payout Percentage” means the percentage that corresponds to the TSR Percentile Rank specified below:
    5.

TSR Percentile Rank	TSR Payout Percentage
≥[___] percentile	200% (Maximum)
[___] percentile	100% (Target)
[___] percentile	50% (Threshold)
<[___] percentile	0%
The TSR Payout Percentage is interpolated linearly, rounded up to the nearest decimal point, between each of the levels in the table above, except the TSR Payout Percentage shall be 0% in the event the TSR Percentile Rank is below the [___] percentile.

(g)“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Index Companies for applicable period determined by ranking the Index Companies from highest to lowest according to their respective TSRs, then calculating the TSR Percentile Rank relative to the other Index Companies as follows:
P = 1 - ((R-1)/(N-1))

Where:

“P” represents the TSR Percentile Rank rounded to the nearest whole percentile.

“R” represents the Company’s ranking among the Index Companies.

“N” represents the number of Index Companies.

In determining the Company’s TSR Percentile Rank for the applicable period, in the event that the Company’s TSR for the period is equal to the TSR(s) of one or more other Index Companies for that same period, the Company’s TSR Percentile Rank will be determined by ranking the Company’s TSR for that period as being greater than such other Index Companies.
    6.